Exhibit 10.1

Exchange Agreement

May 18, 2022

Arch Resources, Inc.

CityPlace One

One CityPlace Drive

Suite 300

St. Louis, Missouri 63141

Re:	Arch Resources, Inc.’s Exchange of 5.25% Convertible Senior Notes due 2025

Ladies and Gentlemen:

The undersigned investor (the “Investor”), for itself and, if applicable, on behalf of the beneficial owners listed on Exhibit A hereto (the “Accounts”) for whom the Investor holds contractual and investment authority (each, including the Investor if it is a party exchanging Old Notes (as defined below), an “Exchanging Investor”) hereby agrees to exchange (the “Exchange”), with Arch Resources, Inc., a Delaware corporation (the “Company”), the Company’s 5.25% Convertible Senior Notes due 2025, CUSIP 039389AB7 (the “Old Notes”) set forth in Exhibit A hereto for cash and shares (the “Exchange Shares”) of the Company’s Class A common stock, $0.01 par value per share, CUSIP 03940R107 (the “Common Stock”), in the amounts set forth in and pursuant to the terms and conditions of this Exchange Agreement. The Old Notes were issued pursuant to that certain Indenture (the “Existing Indenture”), dated as of November 3, 2020, between the Company, as issuer, and UMB Bank, National Association, as trustee (in such capacity, the “Old Notes Trustee”). For the avoidance of doubt, the term “Existing Indenture” will not include any amendments or supplements executed after the date hereof unless such amendment or supplement was consented to by the Exchanging Investor. If only one Exchanging Investor is identified in Exhibit A hereto, then each reference in this Exchange Agreement to “Exchanging Investors” will be deemed to be a reference to such Exchanging Investor identified in Exhibit A hereto, mutatis mutandis.

The Investor understands that the Exchange is being made without registration under the Securities Act of 1933, as amended (the “Securities Act”), or any securities laws of any state of the United States or of any other jurisdiction, and the Exchange Shares are only being offered to “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) in reliance on a private placement exemption from registration under the Securities Act.

1.                  Agreement to Exchange; Exchange Consideration. Subject to the terms and conditions of this Exchange Agreement, the Investor hereby agrees to exchange, and to cause each other Exchanging Investor, if any, to exchange, an aggregate principal amount of the Old Notes set forth on Exhibit A hereto that it beneficially owns for consideration consisting of the following per $1,000 principal amount of such Old Notes: (A) cash (the “Cash Consideration”) in an amount equal to the sum of (i) $1,000, (ii) accrued and unpaid interest that will have accrued on each $1,000 principal amount of such Old Notes from, and including, May 15, 2022, to, but excluding, the Closing Date (as defined below), with the amount of such interest calculated in accordance with the Existing Indenture, (iii) cash payable in lieu of delivering any fractional share, as provided in the proviso to clause (B) below and (iv): $37.50; and (B) a number of Exchange Shares, if any, per $1,000 principal amount of such Old Notes to be exchanged equal to the sum of the Daily Share Amount (as defined below) for each VWAP Trading Day (as defined below) of the Observation Period (as defined below); provided, however, that if the aggregate number of Exchange Shares deliverable to any Exchanging Investor pursuant to this clause (B) is not a whole number, then, in lieu of issuing any fractional share of Common Stock, the Company will deliver to such Exchanging Investor a cash amount equal to the product of the related fraction and the Daily VWAP (as defined below) on the last VWAP Trading Day of the Observation Period (the Exchange Shares deliverable pursuant to this clause (B) together with the Cash Consideration deliverable pursuant to clause (A) above, the “Exchange Consideration”).

“Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Daily Exchange Value” means, with respect to any VWAP Trading Day, one-fourth of the product of (A) 26.9354; and (B) the Daily VWAP per share of Common Stock on such VWAP Trading Day.

“Daily Share Amount” means, with respect to any VWAP Trading Day, the quotient obtained by dividing (A) the excess, if any, of the Daily Exchange Value for such VWAP Trading Day over $250 by (B) the Daily VWAP for such VWAP Trading Day. For the avoidance of doubt, the Daily Share Amount will be zero for such VWAP Trading Day if such Daily Exchange Value does not exceed $250.

“Daily VWAP” means, for any VWAP Trading Day, the per share volume-weighted average price of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “ARCH <EQUITY> AQR” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or, if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such VWAP Trading Day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm selected by the Company). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

“Observation Period” means the four consecutive VWAP Trading Days beginning on, and including, the VWAP Trading Day immediately after the date of this Exchange Agreement.

“VWAP Market Disruption Event” means, with respect to any date, (A) the failure by the principal U.S. national or regional securities exchange on which the Common Stock is then listed, or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, the principal other market on which the Common Stock is then traded, to open for trading during its regular trading session on such date; or (B) the occurrence or existence, for more than one half hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options, contracts or futures contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date.

“VWAP Trading Day” means a day on which (A) there is no VWAP Market Disruption Event; and (B) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, then “VWAP Trading Day” means a Business Day.

The Exchange will occur in accordance with the procedures set forth in Section 3 hereof.

2.                  The Closing. The closing of the Exchange (the “Closing”) will take place virtually or at the offices of Latham & Watkins LLP, 1271 Avenue of the Americas, New York, NY 10020, in each case at 10:00 a.m., New York City time, on the latest of (A) the Business Day immediately after the last VWAP Trading Day of the Observation Period; (B) such date as the conditions to Closing set forth in Section 6 are satisfied or waived; and (C) such other time and place as the Company and the Investor may agree (such later date, the “Closing Date”). If the Closing Date has not occurred by 10:00 a.m. New York City time on May 31, 2022, then either the Investor or the Company, by written notice to the other, may terminate this Exchange Agreement.

3.                  Exchange. Subject to the terms and conditions of this Exchange Agreement and effective upon the Closing, the Investor hereby, for itself and on behalf of each Exchanging Investor, sells, assigns and transfers to, or upon the order of, the Company, all right, title and interest in such portion of the Old Notes as indicated on Exhibit A hereto, waives any and all other rights with respect to such Old Notes and the Existing Indenture and releases and discharges the Company from any and all claims the Investor and the Accounts may now have, or may have in the future, arising out of, or related to, such Old Notes, including, without limitation, any claims arising from any existing or past defaults under the Existing Indenture, or any claims that the Investor or any Exchanging Investor is entitled to receive additional interest with respect to the Old Notes. If the Old Notes of an Exchanging Investor are received by the Company but the Exchange Shares issuable to such Exchanging Investor pursuant hereto are not issued to such Exchanging Investor by 5:00 p.m. New York City time on May 31, 2022 and such Exchange Shares are not entitled to the that certain dividend, previously declared by the Company, of $8.11 per share of Common Stock payable on June 15, 2022 on shares of Common Stock held of record as of May 31, 2022, then, on or before June 15, 2022, the Company will pay to such Exchanging Holder (in addition to the Cash Consideration and in the same manner in which the Cash Consideration is payable pursuant to the provisions below) a cash amount of $8.11 per Exchange Share issued to such Exchanging Investor pursuant hereto.

At or prior to 9:30 a.m., New York City time, on the Closing Date, the Investor agrees to direct the eligible participant of The Depository Trust Company (“DTC”) through which each Exchanging Investor holds a beneficial interest in the Old Notes to submit a withdrawal instruction through DTC’s Deposits and Withdrawal at Custodian (“DWAC”) program to the Old Notes Trustee, for the aggregate principal amount of the Old Notes to be exchanged pursuant to this Exchange Agreement (the “DWAC Withdrawal”).

DTC will act as securities depositary for the Exchange Shares. At or prior to 9:30 a.m. New York City time on the Closing Date, the Investor agrees to direct an eligible DTC participant to submit a deposit instruction (the “Exchange Shares DWAC Deposit”) through DTC’s DWAC program to American Stock Transfer & Trust Company, LLC, as DTC custodian for the Common Stock (the “Transfer Agent”), for the aggregate number of Exchange Shares that it is entitled to receive pursuant to this Exchange Agreement, or comply with such other settlement procedures mutually agreed in writing by the Investor and the Company. The Exchange Consideration will not be delivered until a valid DWAC Withdrawal of the Old Notes has been received and accepted by the Old Notes Trustee. If the Closing does not occur, any Old Notes submitted for DWAC Withdrawal will be returned to the DTC participant that submitted the withdrawal instruction in accordance with the procedures of DTC. The Investor acknowledges that each of the DWAC Withdrawal and the Exchange Shares DWAC Deposit must be posted on the Closing Date and that if it is posted before the Closing Date, then it will expire unaccepted and must be resubmitted on the Closing Date.

For the convenience of each Exchanging Investor, attached hereto as Exhibit B is a summary of the delivery instructions that must be followed to settle the Exchange through DTC.

The Investor acknowledges and understands that other investors are participating in similar exchanges, each of which contemplates a DWAC Withdrawal and an Exchange Shares DWAC Deposit. The Company intends to complete the Exchange Shares DWAC Deposit concurrently for all investors who have submitted valid DWAC Withdrawals and Exchange Shares DWAC Deposits by the deadline above. In the event that the Investor complies with the deadline above for the DWAC Withdrawal and other investors do not, the Company will use its commercially reasonable efforts to ensure that the Exchange Shares are delivered to the Investor pursuant to the Exchange Shares DWAC Deposit on the Closing Date. However, in the event that such Exchange Shares are not delivered on the Closing Date, the Company will use its reasonable best efforts to ensure that the same will be delivered on the Business Day immediately following the Closing Date or as soon as reasonably practicable thereafter and such a delay will not be a default under this Exchange Agreement so long as (i) the Investor, the Exchanging Investor and/or the Company is using its reasonable best efforts to effect such delivery, (ii) such delay is no longer than three Business Days following the Closing Date, and (iii) unless the Cash Consideration has been paid, interest will continue to accrue on such Old Notes.

On the Closing Date, subject to satisfaction of the conditions precedent specified in this Exchange Agreement, and the prior receipt of a valid DWAC Withdrawal conforming with the aggregate principal amount of the Old Notes to be exchanged by each Exchanging Investor and a valid Exchange Shares DWAC Deposit conforming with the aggregate number of Exchange Shares to be issued to such Exchanging Investor in the Exchange, the Company hereby agrees to (1) pay the applicable Cash Consideration to such Exchanging Investor by wire transfer in immediately available funds to the account in the United States of such Exchanging Investor set forth in Exhibit A to this Exchange Agreement and (2) deliver, by acceptance of such Exchange Shares DWAC Deposit, such Exchange Shares (or comply with such other settlement procedures mutually agreed in writing by the Company and such Exchanging Investor) to the DTC account of such Exchanging Investor specified on Exhibit A to this Exchange Agreement.

If (x) the Old Notes Trustee is unable to locate the DWAC Withdrawal or (y) the Transfer Agent is unable to locate the Exchange Shares DWAC Deposit or (z) such DWAC Withdrawal does not conform to the Old Notes to be exchanged in the Exchange or such Exchange Shares DWAC Deposit does not conform to the Exchange Shares to be issued in the Exchange, then the Company will promptly notify the Investor in writing. If, because of the occurrence of an event described in clause (x), (y) or (z) of the preceding sentence, the Cash Consideration is not paid or the Exchange Shares are not delivered on the Closing Date, then such Cash Consideration or Exchange Shares, as applicable, will be paid or delivered, as applicable, on the first Business Day following the Closing Date (or as soon as reasonably practicable thereafter) on which all applicable conditions set forth in clauses (x), (y) or (z) of the first sentence of this paragraph have been cured.

All questions as to the form of all documents and the validity and acceptance of the Old Notes will be determined by the Company, acting in good faith and a commercially reasonable manner.

All authority herein conferred or agreed to be conferred in this Exchange Agreement will survive the dissolution of the Investor, and any representation, warranty, undertaking and obligation of the Investor hereunder will be binding upon the trustees in bankruptcy, legal representatives, successors and assigns of the Investor.

4.                  Representations, Warranties and Covenants of the Company. The Company represents and warrants to the Exchanging Investors and covenants that:

(a)               The Company is duly formed, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to conduct its business as it is currently being conducted and to own its assets. The Company has full power and authority to consummate the Exchange and to enter into this Exchange Agreement and perform all of its obligations hereunder.

(b)               The Exchange Shares, when issued and delivered in exchange for the Old Notes in the manner set forth in this Exchange Agreement, will be validly issued, fully paid and non-assessable, and free and clear of all mortgages, liens, pledges, charges, security interests, encumbrances, title retention agreements, options, preemptive rights, equity or other adverse claims thereto (collectively, “Liens”) created by the Company.

(c)               The Exchange and the other transactions contemplated thereby will not (A) contravene any law, rule or regulation binding on the Company or any subsidiary thereof or any judgment or order of any court or arbitrator or governmental or regulatory authority applicable to the Company or any such subsidiary, (B) constitute a breach or violation or result in a default under any loan agreement, mortgage, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it is bound or (C) constitute a breach or violation or result in a default under the organizational documents of the Company or any subsidiary thereof, except, in the case of clauses (A) and (B) above, for such contraventions, conflicts, violations or defaults that would not, individually or in the aggregate, reasonably be expected to adversely effect in any material respect the business, properties, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole or to materially impair the performance by the Company of its obligations under this Exchange Agreement.

(d)               No consent, approval, authorization, order, license, registration or qualification of or with any court or governmental or regulatory authority is required for the execution, delivery and performance by the Company of its obligations under this Exchange Agreement and the consummation of the transactions contemplated by this Exchange Agreement, except such as have been obtained or made (or will, at the Closing, have been obtained or made) by the Company.

(e)               This Exchange Agreement has been duly authorized, executed and delivered by the Company.

(f)                At or before the Closing, the Company will have submitted to the New York Stock Exchange a Supplemental Listing Application with respect to the Exchange Shares and will have received an executed counterpart thereto from the New York Stock Exchange. The Company will use its commercially reasonable efforts to maintain the listing of the Exchange Shares on the New York Stock Exchange for so long as the Common Stock is then so listed.

(g)               Assuming the accuracy of the representations and warranties of the Investor, made on behalf of itself and the Exchanging Investors, (A) the issuance of the Exchange Shares in exchange for the Old Notes pursuant to this Exchange Agreement is exempt from the registration requirements of the Securities Act; and (B) when issued pursuant to this Exchange Agreement, the Exchange Shares will be freely transferable without restrictions as to volume and manner of sale pursuant to Rule 144 under the Securities Act. When issued pursuant to this Exchange Agreement, the Exchange Shares will be issued with an “unrestricted” CUSIP number and will not be subject to any restriction on transfer, nor will they contain any restrictive legend, imposed by the Company or under the Securities Act by persons who are not, and who have not been at any time during the preceding three months, an “affiliate” of the Company within the meaning of Rule 144 under the Securities Act.

(h)               The Company is not and, after giving effect to the transactions contemplated by this Exchange Agreement, will not be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Securities and Exchange Commission (“SEC”) thereunder.

(i)                 The Covered SEC Filings (as defined below), taken as a whole, do not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As used herein, “Covered SEC Filings” means each of the following documents, in the form they have been filed with the SEC and including any amendments thereto filed with the SEC: (w) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021; (x) the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2022; (y) those portions of the Company’s Definitive Proxy Statement on Schedule 14A that are incorporated by reference into the Annual Report referred to in clause (w) above; and (z) the Company’s Current Reports on Form 8-K (excluding any Current Reports or portions thereof that are furnished, and not filed, pursuant to Item 2.02 or Item 7.01 of Form 8-K, and any related exhibits) filed with the SEC after December 31, 2021.

(j)                 The Company understands that, unless the Company notifies the Investor in writing to the contrary at or before the Closing, each of the Company’s representations and warranties contained in this Exchange Agreement will be deemed to have been reaffirmed and confirmed as of the Closing, taking into account all information received by the Company.

(k)               Without the prior written consent of the Investor (unless such disclosure is required by applicable law, rule, regulation or legal process based on advice of counsel), the Company will not disclose the name of, or otherwise identify, the Investor or any Exchanging Investor in any filing or announcement nor any information regarding the Investor’s holdings of securities of the Company or transactions in any securities of the Company at one of its prime brokers to any of the Investor’s other prime brokers or to any other person (other than the Company’s counsel, agents or representatives).

5.                  Representations and Warranties of the Investor. The Investor hereby, for itself and on behalf of each Exchanging Investor, represents and warrants to and covenants with the Company that:

(a)               The Investor, for itself and on behalf of each Exchanging Investor, has full power and authority to exchange, sell, assign and transfer the Old Notes to be exchanged hereby and to enter into this Exchange Agreement and perform all obligations required to be performed by the Investor or such Exchanging Investor hereunder.

(b)               Each of the Exchanging Investors is and, immediately before the Closing, will be the beneficial owner of the Old Notes set forth on Exhibit A. Neither the Investor nor any other Exchanging Investor is, as of the date of this Exchange Agreement, or, at the Closing, will be, and, at no time during the three months preceding the date of this Exchange Agreement or preceding the Closing, was or will any of them be, a “person” that is an “affiliate” of the Company (as such terms are defined in Rule 144 under the Securities Act). A holding period of at least one year has elapsed since the Old Notes were acquired from the Company or a “person” known by the Investor to be an “affiliate” of the Company.

(c)               When the Old Notes are exchanged pursuant to this Exchange Agreement, the Company will acquire good, marketable and unencumbered title to the Old Notes, free and clear of all Liens created by the Investor or any of the Exchanging Investors.

(d)               The Exchange will not (A) contravene any law, rule or regulation binding on the Investor or any of the Exchanging Investors or any investment guideline or restriction applicable to the Investor or any of the Exchanging Investors, or (B) constitute a breach or violation or result in a default any material loan agreement, mortgage, lease or other agreement or instrument to which the Investor or any Exchanging Investor is a party or by which it is bound, or (C) constitute a breach or violation or result in a default under the organizational documents of the Investor or any Exchanging Investor, except, in the case of clauses (A) and (B) above, for such contraventions, conflicts, violations or defaults that would not materially impair the performance by the Investor or any Exchanging Investor of its obligations under this Exchange Agreement.

(e)               The Investor and each Exchanging Investor is a resident of the jurisdiction set forth on Exhibit A attached to the Exchange Agreement.

(f)                The Investor and each Exchanging Investor will comply with all applicable laws and regulations in effect in any jurisdiction in which the Investor or any of the Exchanging Investors acquires any Exchange Shares pursuant to the Exchange and will obtain any consent, approval or permission required for such purchases, acquisitions or sales under the laws and regulations of any jurisdiction to which the Investor or any of the Exchanging Investors is subject or in which the Investor or any Exchanging Investor acquires any Exchange Shares pursuant to the Exchange.

(g)               The Investor and each Exchanging Investor acknowledges that no person has been authorized to give any information or to make any representation concerning the Company or the Exchange other than as contained in this Exchange Agreement and the Covered SEC Filings. The Company takes no responsibility for, and provides no assurance as to the reliability of, any other information that others may provide to the Investor or any Exchanging Investor.

(h)               The Investor and each Exchanging Investor understands and accepts that the Exchange Shares to be acquired in the Exchange involve risks. Each of the Investor and the Exchanging Investors has such knowledge, skill and experience in business, financial and investment matters that such person is capable of evaluating the merits and risks of the Exchange and an investment in the Exchange Shares. With the assistance of each Exchanging Investor’s own professional advisors, to the extent that the Exchanging Investor has deemed appropriate, each Exchanging Investor has made its own legal, tax, accounting and financial evaluation of the merits and risks of an investment in the Exchange Shares and the consequences of the Exchange and this Exchange Agreement. Each Exchanging Investor has considered the suitability of the Exchange Shares as an investment in light of its own circumstances and financial condition, and each of the Investor and the Exchanging Investor is able to bear the risks associated with an investment in the Exchange Shares.

(i)                 The Investor confirms that it and each Exchanging Investor is not relying on any statement (written or oral), representation or warranty made by, or on behalf of, the Company, Jefferies LLC (“Jefferies”) or any of their respective affiliates as investment, tax or other advice or as a recommendation to participate in the Exchange and receive the Exchange Consideration in exchange for Old Notes. Neither the Company, Jefferies nor any of their respective affiliates is acting or has acted as an advisor to the Investor or any Exchanging Investor in deciding whether to participate in the Exchange and to exchange Old Notes for the Exchange Consideration.

(j)                 The Investor confirms that none of the Company, Jefferies or any of their respective affiliates have (A) given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Exchange Shares; or (B) made any representation to the Investor or any Exchanging Investor regarding the legality of an investment in the Exchange Shares under applicable investment guidelines, laws or regulations. In deciding to participate in the Exchange, each of the Investor and the Exchanging Investors is not relying on the advice or recommendations of the Company or Jefferies, or their respective affiliates, and has made its own independent decision that the terms of the Exchange and the investment in the Exchange Shares are suitable and appropriate for it.

(k)               Each of the Investor and the Exchanging Investors is familiar with the business and financial condition and operations of the Company and has had the opportunity to conduct its own investigation of the Company and the Exchange Shares. Each of the Investor and the Exchanging Investors has had access to and has had the opportunity to review the Covered SEC Filings and such other information concerning the Company and the Exchange Shares it deems necessary to enable it to make an informed investment decision concerning the Exchange. Each of the Investor and the Exchanging Investors has been offered the opportunity to ask questions of the Company and received answers thereto, as it deems necessary to enable it to make an informed investment decision concerning the Exchange.

(l)                 Each of the Investor and the Exchanging Investors understands that no federal or state agency has passed upon the merits or risks of an investment in the Exchange Shares or made any recommendation or endorsement, or made any finding or determination concerning the fairness or advisability, of such investment or the consequences of the Exchange and this Exchange Agreement.

(m)             Each Exchanging Investor and each account for which it is acting is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act and is an “Institutional Account” as defined in FINRA 4512(c). Each of the Investor and the Exchanging Investors agrees to furnish any additional information reasonably requested by the Company or any of its affiliates to the extent required by applicable U.S. federal and state securities laws in connection with the Exchange.

(n)               Each Exchanging Investor is acquiring the Exchange Shares solely for such Exchanging Investor’s own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Exchange Shares in violation of the Securities Act. Each of the Investor and the Exchanging Investors understands that the offer and sale of the Exchange Shares have not been registered under the Securities Act or any state securities laws by reason of specific exemptions under the provisions thereof that depend in part upon the investment intent of the Investor and the Exchanging Investors and the accuracy of the other representations made by the Investor, for itself and on behalf of each Exchanging Investor, in this Exchange Agreement. Each of the Investor and the Exchanging Investors understands that the Company and its affiliates are relying upon the representations and agreements contained in this Exchange Agreement (and any supplemental information) for the purpose of determining whether the Exchange meets the requirements for such exemptions.

(o)               The Investor acknowledges that the terms of the Exchange have been mutually negotiated between the Investor and the Company.

(p)               The Investor acknowledges that it and each Exchanging Investor understands that the Company intends to pay Jefferies a fee in respect of the Exchange.

(q)               The Investor will, upon request, execute and deliver, for itself and on behalf of any Exchanging Investor, any additional documents that the Company, the Old Notes Trustee or the Transfer Agent may reasonably request to complete the Exchange.

(r)                The Investor understands that, unless the Investor notifies the Company in writing to the contrary at or before the Closing, each of the Investor’s representations and warranties, on behalf of itself and each Exchanging Investor, contained in this Exchange Agreement will be deemed to have been reaffirmed and confirmed as of the Closing, taking into account all information received by the Investor and each Exchanging Investor.

(s)                The Investor was given a meaningful opportunity to negotiate the terms of the Exchange.

(t)                 The Investor’s and each Exchanging Investor’s participation in the Exchange was not conditioned by the Company on the Investor or any Exchanging Investor’s exchange of a minimum principal amount of Old Notes for the Exchange Consideration.

(u)               Neither the Investor nor any Exchanging Investor has an ownership interest equal to or greater than either 5% of the number of shares of Common Stock of the Company or 5% of the voting power outstanding of the Company, in each case, before the initial issuance of the securities issued in the Exchange.

(v)               The Investor had a sufficient amount of time to consider whether to participate in the Exchange, and neither the Company nor Jefferies, nor any of their respective affiliates or agents, has placed any pressure on the Investor to respond to the opportunity to participate in the Exchange.

(w)             No later than one (1) Business Day after the date hereof, the Investor agrees to deliver to the Company settlement instructions substantially in the form of Exhibit A attached to the Exchange Agreement for each of the Exchanging Investors.

(x)               The Investor acknowledges and agrees that it and each Exchanging Investor has not transacted, and will not transact, in any securities of the Company, including, but not limited to, any hedging transactions, from the time the Investor was first contacted by the Company or Jefferies with respect to the transactions contemplated by this Exchange Agreement (or, if later, the time when the Company or Jefferies first disclosed to the Investor the identity of the Company with respect to such transactions) until after the Release Time (as defined in Section 7 herein). Solely for purposes of this Section 5(x), subject to the Investor’s compliance with its obligations under U.S. federal securities laws and the Investor’s internal policies, (a) “Investor” will not include any employees or affiliates of the Investor that are effectively walled off by appropriate “Fire Wall” information barriers approved by the Investor’s legal or compliance department, and (b) the foregoing representations and covenants of this Section 5(x) will not apply to any transaction by or on behalf of an account that was effected without the advice or participation of, or such account’s receipt of information regarding the transactions contemplated hereby provided by, the Investor.

(y)               The Investor acknowledges and agrees that Jefferies has not acted as a financial advisor or fiduciary to the Investor or any Exchanging Investor and that Jefferies and its respective directors, officers, employees, representatives and controlling persons have no responsibility for making, and have not made, any independent investigation of the information contained herein or in the Company’s SEC filings and make no representation or warranty to the Investor or any Exchanging Investor, express or implied, with respect to the Company, the Old Notes or the Exchange Consideration or the accuracy, completeness or adequacy of the information provided to the Investor or any Exchanging Investor or any other publicly available information, nor will any of the foregoing persons be liable for any loss or damages of any kind resulting from the use of the information contained therein or otherwise supplied to the Investor or any Exchanging Investor.

(z)               If the Investor is exchanging any Old Notes or acquiring any of the Exchange Consideration as a fiduciary or agent for one or more accounts (including any Accounts that are Exchanging Investors), it represents that it has (A) the requisite investment discretion with respect to each such account necessary to effect the Exchange, (B) full power to make the foregoing representations, warranties and covenants on behalf of such account; and (C) contractual authority with respect to each such account.

6.                  Conditions to Obligations of the Investor and the Company. The obligations of the Investor to deliver (or cause to be delivered) the Old Notes and of the Company to deliver the Exchange Consideration are subject to the satisfaction at or prior to the Closing of the following conditions precedent: the representations, warranties and covenants of the Company contained in Section 4 hereof and of the Investor, for itself and on behalf of the Exchanging Investors, contained in Section 5 hereof are true and correct as of the Closing in all respects with the same effect as though such representations and warranties had been made as of the Closing, and all covenants herein to be performed by the each of the Company and the Investor, as applicable, at or before the Closing have been performed. The obligation of the Company to deliver the Exchange Consideration is further subject to the conditions precedent set forth in Section 3 hereof and the prior receipt by the Company of a valid DWAC Withdrawal and Exchange Shares DWAC Deposit, in each case conforming to the requirements set forth in this Exchange Agreement. For the avoidance of doubt, the accuracy of a party’s representations and warranties and performance of its covenants as set forth in the preceding sentence is a condition to the other party’s obligations to consummate the transactions contemplated hereby.

7.                  Covenant and Acknowledgment of the Company. (A) As of the date hereof the Company is not aware of, and has not provided to the Investor, any material non-public information regarding the Company, other than any material non-public information relating to the Exchange; and (B) the Company hereby agrees to publicly disclose at or before 8:30 a.m., New York City time, on the Business Day after the date hereof (such time and date, the “Release Time”), the exchange of the Old Notes contemplated by this Exchange Agreement and similar exchange agreements in a press release or Current Report on Form 8-K. The Company hereby acknowledges and agrees that, as of the Release Time, none of the information provided by or on behalf of the Company to the Investor or any Exchanging Investor in connection with the Exchange will constitute material non-public information. As of the Release Time, no material non-public information has been provided by or on behalf of the Company to the Investor.

8.                  Further Instruments and Acts. Each of the parties to this Exchange Agreement agrees to execute and deliver such further instruments and do such further acts as may be reasonably necessary to carry out the purposes of this Exchange Agreement.

9.                  Waiver, Amendment. Neither this Exchange Agreement nor any provisions hereof may be modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom any waiver, change, discharge or termination is sought.

10.              Assignability. Neither this Exchange Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof will be assignable by either the Company, on the one hand, or the Investor or any Exchanging Investor, on the other hand, without the prior written consent of the other party.

11.              Taxation. The Investor acknowledges that, if an Exchanging Investor is a United States person for U.S. federal income tax purposes, the Company must be provided with a correct taxpayer identification number (“TIN”) (generally a person’s social security or federal employer identification number) and certain other information on a properly completed and executed Internal Revenue Service (“IRS”) Form W-9, which is provided herein on Exhibit C attached to the Exchange Agreement. The Investor further acknowledges that, if an Exchanging Investor is not a United States person for U.S. federal income tax purposes, (i) the Company must be provided with the appropriate properly completed and executed IRS Form W-8, attesting to that non-U.S. Exchanging Investor’s foreign status and certain other information, including information establishing an exemption from withholding under Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended (the “Code”) and with respect to any payments or deliveries received hereunder attributable to accrued and unpaid interest (e.g., under the portfolio interest exemption) and (ii) on any date the Exchanging Investor acquired Old Notes, the aggregate fair market value of the Old Notes held actually or constructively (within the meaning of Treasury Regulation Section 1.897-9T(b)) by the Exchanging Investor (including any Old Notes acquired on such date) was not 5% or more of the total fair market value of the Company’s Class A common stock. The Investor further acknowledges that any Exchanging Investor may be subject to 30% U.S. federal withholding or 24% U.S. federal backup withholding on certain payments or deliveries made to such Exchanging Investor unless such Exchanging Investor properly establishes an exemption from, or a reduced rate of, such withholding or backup withholding.

12.              Waiver of Jury Trial. EACH OF THE COMPANY, THE INVESTOR AND THE EXCHANGING INVESTORS IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS EXCHANGE AGREEMENT.

13.              Governing Law. This Exchange Agreement will be governed by and construed in accordance with the laws of the State of New York.

14.              Section and Other Headings. The section and other headings contained in this Exchange Agreement are for reference purposes only and will not affect the meaning or interpretation of this Exchange Agreement.

15.              Counterparts. This Exchange Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed to be an original and all of which together will be deemed to be one and the same agreement. Delivery of an executed signature page to this Exchange Agreement by facsimile or other electronic transmission (including pdf format) will be effective as delivery of a manually executed counterpart hereof.

16.              Notices. All notices and other communications to the Company provided for herein will be in writing and will be deemed to have been duly given if delivered personally or sent by nationally recognized overnight courier service or by registered or certified mail, return receipt requested, postage prepaid to the following addresses (or such other address as either party may have hereafter specified by notice in writing to the other): (a) if to the Company, Arch Resources, Inc., CityPlace One, One CityPlace Drive, Suite 300, St. Louis, Missouri 63141, Attention: General Counsel; and (b) if to the Investor, the address provided on the signature page below.

17.              Binding Effect. The provisions of this Exchange Agreement will be binding upon and accrue to the benefit of the parties hereto and the Exchanging Investors and their respective heirs, legal representatives, successors and permitted assigns.

18.              Notification of Changes. Each party hereto hereby covenants and agrees to notify the other party hereto upon the occurrence of any event prior to the Closing that would cause any representation, warranty, or covenant of the Investor, made on behalf of itself and each Exchanging Investor, contained in this Exchange Agreement to be false or incorrect.

19.              Severability. If any term or provision of this Exchange Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other term or provision of this Exchange Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

20.              Reliance by Jefferies. Jefferies, acting as financial advisor to the Company, may rely on each representation and warranty of the Company and of the Investor, made on behalf of itself and each Exchanging Investor, herein or pursuant to the terms hereof with the same force and effect as if such representation or warranty were made directly to Jefferies. Jefferies will be a third-party beneficiary of this Exchange Agreement to the extent provided in this Section 20.

21.              Entire Agreement. This Exchange Agreement, including all Exhibits hereto, constitutes the entire agreement of the parties with respect to the specific subject matter covered hereby, and supersedes in their entirety all other agreements or understandings between or among the parties with respect to such specific subject matter.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

In Witness Whereof, the undersigned has executed this Exchange Agreement as of the date first written above.

Investor:

Legal name

By:
Name:
Title:

Investor Address:

Telephone:

Country (and, if applicable, State) of Residence:

Taxpayer Identification Number:

[Signature Page to Exchange Agreement]

Arch Resources, Inc.

By:
Name:
Title:

[Signature Page to Exchange Agreement]

EXHIBIT A

Exchanging Investor Information

(Complete the Following Form for Each Exchanging Investor)

Legal Name of Exchanging Holder:

Aggregate principal amount of Old Notes to be exchanged (must be a multiple of $1,000):	$ ,000

Exchanging Holder’s Address:

Telephone:

Country (and, if applicable, State) of Residence:

Taxpayer Identification Number:

Account for Old Notes	Account for Exchange Shares	Wire Instructions for Cash Consideration

DTC Participant Number:	DTC Participant Number:	Bank Routing #:

DTC Participant Name:	DTC Participant Name:	SWIFT Code:

DTC Participant Phone Number:	DTC Participant Phone Number:	Bank Address:

DTC Participant Contact Email:	DTC Participant Contact Email:

	Account # at DTC Participant:	Account Number:

Account Name:

A-1

EXHIBIT B

Exchange Procedures

NOTICE TO INVESTOR

Attached are Investor Exchange Procedures for the settlement of the exchange (the “Exchange”) of 5.25% Convertible Senior Notes due 2025, CUSIP 039389AB7 (the “Old Notes”) of Arch Resources, Inc. (the “Company”) for cash (the “Cash Consideration”) and shares of the Company’s Class A common stock, $0.01 par value per share, CUSIP 03940R107 (the “Exchange Shares”) (collectively, the “Exchange Consideration”), pursuant to the Exchange Agreement, dated as of May 18, 2022, between you and the Company, which is expected to occur on May 25, 2022. To ensure timely settlement, please follow the instructions for the Exchange as set forth on the following page.

Your failure to comply with the attached instructions may delay your receipt of the Exchange Consideration.

If you have any questions, please contact Colyer Curtis of Jefferies LLC at 1 (212) 708-2734.

Thank you.

B-1

Delivery of the Old Notes

You must direct the eligible DTC participant through which you hold a beneficial interest in the Old Notes to post on May 25, 2022, no later than 9:30 a.m., New York City time, withdrawal instructions through DTC via DWAC for the aggregate principal amount of Old Notes (CUSIP 039389AB7) set forth in Exhibit A of the Exchange Agreement to be exchanged. It is important that this instruction be submitted and the DWAC posted on May 25, 2022; if it is posted before May 25, 2022, then it will expire unaccepted and will need to be re-posted on May 25, 2022.

To receive the Exchange Shares

You must direct your eligible DTC participant through which you wish to hold a beneficial interest in the Exchange Shares to post on May 25, 2022, no later than 9:30 a.m., New York City time, a deposit instruction through DTC via DWAC for the aggregate number of Exchange Shares to which you are entitled pursuant to the Exchange (calculated as described in Section 1 of the Exchange Agreement). It is important that this instruction be submitted and the DWAC posted on May 25, 2022; if it is posted before May 25, 2022, then it will expire unaccepted and will need to be re-posted on May 25, 2022.

Closing

On May 25, 2022, after the Company receives your Old Notes and your delivery instructions as set forth above, and subject to the satisfaction of the conditions to Closing as set forth in your Exchange Agreement, the Company will pay the Cash Consideration and deliver the Exchange Shares in accordance with the delivery instructions above.

B-2

Exhibit C

Under U.S. federal income tax law, a holder who exchanges Old Notes for the Exchange Consideration generally must provide such holder’s correct taxpayer identification number (“TIN”) on IRS Form W-9 (attached hereto) or otherwise establish a basis for exemption from backup withholding. A TIN is generally an individual holder’s social security number or a holder’s employer identification number. If the correct TIN is not provided, the holder may be subject to a $50 penalty imposed by the IRS. In addition, certain payments made to holders may be subject to U.S. backup withholding tax (currently set at 24% of the payment). If a holder is required to provide a TIN but does not have the TIN, the holder should consult its tax advisor regarding how to obtain a TIN. Certain holders are not subject to these backup withholding and reporting requirements. Non-U.S. Holders generally may establish their status as exempt recipients from backup withholding by submitting a properly completed applicable IRS Form W-8 (available from the Company or the IRS at www.irs.gov), signed, under penalties of perjury, attesting to such holder’s exempt foreign status. U.S. backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is timely furnished to the IRS. Holders are urged to consult their tax advisors regarding how to complete the appropriate forms and to determine whether they are exempt from backup withholding or other withholding taxes.

C-1